EXHIBT 77Q1(e)

INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INTERNATIONAL TRUST

       AGREEMENT made as of this _____ day of
December, 2013 between SEI Investments Management
Corporation (the Adviser) and Neuberger Berman Fixed
Income LLC (the Sub-Adviser).

	WHEREAS, SEI Institutional International
Trust, a Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994, as amended (the Advisory Agreement), with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

       NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the
Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, subject to the
direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and
obligations under this Agreement, the Sub-
Adviser shall act in conformity with the Trusts Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of
1986 (the Code), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)	The Sub-Adviser shall determine the Assets to
be purchased, held or sold by a Fund as
provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in a Funds
Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all applicable federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided
(as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the Exchange Act)). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Assets be purchased from or sold to the Adviser, Sub-
Adviser, the Trusts principal underwriter, or any affiliated person of any of the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (SEC) and the 1940 Act.

(d)	The Sub-Adviser shall maintain all books and
records with respect to transactions involving the Assets required by subparagraphs (b)(5),
(6), (7), (9), (10) and (11) and paragraph (f)
of Rule 31a-1 under the 1940 Act.  The Sub-
Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-
Advisers services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)	To the extent called for by the Trusts
Compliance Policies and Procedures, or as reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets to assist the Fund in determining the appropriate valuation of such Assets.

(g)	The investment management services provided by
the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that is reasonably likely to impair the Sub-Advisers ability to fulfill its commitment under this Agreement.

(i)	(i)	Except under the circumstances set forth
in subsection (ii), the Sub-Adviser
shall not be responsible for reviewing
proxy solicitation materials or voting
and handling proxies,  in relation to
the securities held as Assets in a Fund.
If the Sub-Adviser receives a
misdirected proxy it shall promptly
forward such misdirected item to the
Adviser.

(ii)	The Sub-Adviser hereby agrees that upon
60 days written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting such materials in relation to the securities held as Assets in a Fund. As of the time the Sub-Adviser shall assume such responsibilities with respect to such material under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to a Fund to promptly forward misdirected proxies to the Sub-Adviser.

(iii)	The Sub-Adviser shall not have any
obligation to initiate or otherwise act
on behalf of a Fund with respect to
class-action proceedings.
Notwithstanding the foregoing, upon
reasonable request of the Adviser, the
Sub-Adviser will provide relevant
information and/or documentation
relating to such class-action
proceedings.

(j)	In performance of its duties and obligations
under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to a Fund or a sub-adviser to a portfolio that is under common control with a Fund concerning the Assets, except as permitted by the policies and procedures of a Fund. The Sub-
Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

(k)	On occasions when the Sub-Adviser deems the
purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

(l)	The Sub-Adviser shall also furnish to the
Adviser or the Board of Trustees such periodic reports and information with regard to its affairs as the Adviser or Board of Trustees may reasonably request. The Sub-Adviser shall also furnish to the Adviser any other information the Sub-Adviser has in its role as sub-adviser to the Funds relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(m)	The Sub-Adviser may use persons employed by an
affiliated person (as defined in the 1940 Act) of the Sub-Adviser, each of whom shall be treated as a supervised person of the Sub-
Adviser (as defined in the Investment Advisers
Act of 1940, as amended (the Advisers Act)) to assist in the performance of any or all of the services or functions provided by the Sub-
Adviser under this Agreement to the extent not prohibited by, or inconsistent with, applicable law, including the requirements of the 1940 Act, the rules thereunder, and relevant positions of the SEC and its staff.
Notwithstanding anything herein to the
contrary, the Sub-Advisers liability to the Adviser and the Trust at all times under this Agreement shall not be affected in any way whatsoever by any use of such supervised persons and the Sub-Adviser (and not the Adviser) shall be solely responsible for any fees, charges, or expenses owed to such affiliated persons and such supervised persons. In addition, notwithstanding any other provision of this Agreement, the Sub-
Adviser: (w) may provide information about the Adviser and the Trust to any such affiliated person and any such supervised person providing services hereunder; and (y) shall ensure that any such affiliated person and any such supervised person providing services hereunder is subject to confidentiality and non-disclosure obligations that are substantially similar to the confidentiality and non-disclosure obligations to which the Sub-Adviser is subject with respect to the Trust.

2.	Duties of the Adviser.  The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts
Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration of Trust,
as filed with the Secretary of the State of the Commonwealth of Massachusetts (such
Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws, as in
effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws); and

(c)	Prospectus of each Fund.

	The Adviser will furnish copies of amendments of the documents specified above to the Sub-
Adviser or otherwise provide reasonable
notification of changes to any terms of such documents affecting Sub-Advisers obligations under this Agreement.

4.	Compensation to the Sub-Adviser.  For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

	The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages
(including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement;
provided, however, that the Advisers
obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Advisers own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination.  This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser.  The
Sub-Adviser hereby represents and warrants that:

(a) 	in accordance with Rule 206(4)-7 under
the Advisers Act, the Sub-Adviser has
adopted and implemented and will
maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the 1940 Act) by the Fund and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 7(b),
along with the policies and procedures
referred to in Paragraph 7(a), are
referred to herein as the Sub-Advisers
Compliance Program).

8.	Confidentiality.  Each party to this Agreement
shall use its best efforts to treat all
information and advice furnished by the other party to it pursuant to this Agreement as confidential and to avoid disclosing same to third parties (including, without limitation, that each party will not reproduce information and advice provided to it or transmited to it by any means); provided, however, the Adviser or Sub-Adviser may disclose information (i) to affiliates and legal counsel of the Sub-
Adviser; (ii) a Funds Custodian; (iii) to brokers and dealers that are counterparties with respect to transactions effected by Sub-
Adviser for a Fund; (iv) to futures commission merchants, security-based swap dealers and swap dealers executing or clearing transactions in connection with the Assets;
(v) to third party service providers subject to confidentiality agreements; (vi) as required by law, court order or other regulatory authority; (vii) as requested by regulatory or governmental authorities or auditors; and (viii) as otherwise agreed to in writing by the other party. Information that
(a) was or becomes generally available to the public, other than as a result of disclosure by the other party; (b) was or becomes available to the other party on a non-confidential basis from a source other than the party, which source is not known to be bound by any obligations of confidentiality;
or (c) is independently developed by the other party without reference to or reliance on information or advice furnished pursuant to this Agreement, will not be considered confidential for purposes of this paragraph.
Notwithstanding the foregoing, (i) information regarding the Assets, their performance and the Sub-Advisers management of the Assets may be provided to those charged with overseeing the Funds investments (e.g., the Trusts Board of Trustees, investment staff, investment consultants, legal counsel and auditors) or to those as required by law, and (ii) either party may disclose confidential information to its employees, officers, trustees and/or directors who need to know such information for the purpose of providing and/or evaluating the services provided under this Agreement.

The Adviser consents to the disclosure to third parties of the identity of the Fund as part of any representative list of clients, including by type of strategy, of the Sub-
Adviser and/or its affiliates.

The Sub-Adviser consents to the use of its name, performance data, biographical data and other pertinent data in marketing pieces and advertising materials developed by SIMC or an affiliate thereof for use in marketing the Funds.


9.	Reporting of Compliance Matters

(a)	The Sub-Adviser shall promptly provide
to the Trusts Chief Compliance Officer
(CCO) the following documents (which
must be kept confidential in accordance
with Paragraph 8 above):

(i)	upon request, for purposes of
review at a mutually agreed upon
location , access to copies of all
SEC examination correspondences,
including correspondences
regarding books and records
examinations and sweep
examinations, issued during the
term of this Agreement, in which
the SEC identified any concerns,
issues or matters (such
correspondences are commonly
referred to as deficiency letters)
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto; provided that
the Sub-Adviser reserves the right
to redact any documents provided
pursuant to this section which
concern any findings or
correspondence regarding another
client of the Sub-Adviser or which
do not concern the Sub-Advisers
activities as a subadviser to non-
affiliated third party clients.
(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program;
(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program with regard to
the services provided by the Sub-
Adviser in its capacity as a
subadviser to non-affiliated third
party clients;
(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and
(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 9 of this
Agreement.
(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	read-only access, at a mutually
agreed upon location, to a summary
of the testing, analyses, reports
and other documentation, that the
Sub-Advisers chief compliance
officer relies upon to evidence
its monitoring of the
effectiveness of the
implementation of the Sub-Advisers
Compliance Program; and
		(ii)	meeting facilities and access to
personnel of the Sub-Adviser,
during normal business hours, for
the purpose of conducting pre-
arranged compliance related due
diligence meetings.

10.	Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

11.	Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12.	Notice.  Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:




To the Trusts CCO at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Legal Department

SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery

To the Sub-Adviser at:
Neuberger Berman Fixed Income LLC
190 South LaSalle Street
Chicago, IL 60603
Attention: Chief Compliance
Officer

with a copy to:
Neuberger Berman Fixed Income LLC
605 Third Avenue
New York, NY 10158
Attention: Legal Department

13.	Amendment of Agreement.  This Agreement may be
amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on file
with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the 1940
Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(c)	The Adviser acknowledges receipt of Sub-
Advisers written disclosure statement (Form
ADV Part 2) required by Rule 204-3 under the
Advisers Act.

(d)	 The Adviser and the Sub-Adviser each agree,
to the extent applicable to the services provided under this Agreement, that it will notify the other party in the event that it or with respect to SIMC, the Trust, withdraws an exemption pursuant to U.S. Commodity Futures
Trading Commission (CFTC) Regulations.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
Neuberger Berman Fixed Income LLC


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Fixed Income LLC

As of December ____, 2013


SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Debt Fund




Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Fixed Income LLC

As of December ___, 2013


Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

Emerging Markets Debt Fund		[REDACTED]

Agreed and Accepted:


SEI Investments Management Corporation
Neuberger Berman Fixed Income LLC


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________